                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-143228 of Allstate Life of New York Separate Account A ("the Account") on Form N-4 of our report dated March 13, 2008, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007) relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, and to the use of our report dated March 25, 2008 relating to the financial statements of the sub-accounts comprising the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

 /s/ DELOITTE & TOUCHE LLP

 Chicago, Illinois
 April 25, 2008